Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Investor Relations Tom Ryan/Ashley Ammon ph: 203.222.9013 ir@providecommerce.com	Jen Carroll ph: 858.729.2761 John Flanagan/Megan McDonnell ph: 203.222.9013

Provide Commerce Announces Appointment to Board of Directors

San Diego, Calif.– October 5, 2004 – Provide Commerce, Inc. (Nasdaq: PRVD), an e-commerce marketplace of websites for perishable goods, today announced the appointment of Dr. Marilyn R. Seymann as a director of the Company. This appointment fills a vacant board seat. With this announcement the number of directors of the Company increases to nine, with a five-member independent majority.

Dr. Seymann brings decades of business experience to Provide Commerce. Dr. Seymann is currently President and Chief Executive Officer of M One, Inc., a management and governance consulting firm. She has been with M One since 1991. She is a director of EOS International, a direct selling company, as well as the following publicly-held companies: Maximus, Inc., a government services company; Beverly Enterprises, Inc., a health care company; Community First Bankshares, Inc., a regional banking company; and NorthWestern Corporation, a utility company. Dr. Seymann holds a Ph.D. from California Western University, an M.A. from Columbia University and a B.A. from Brandeis University.

“We are exceptionally pleased to attract high caliber board members such as Marilyn, and we expect to receive valuable counsel from her extensive management and marketing experience as we continue to grow our business,” said Joel Citron, chairman of the board of Provide Commerce. “Marilyn joins our board of very talented and experienced contributors.”

About Provide Commerce, Inc.

Provide Commerce operates an e-commerce marketplace of websites for perishable goods that consistently delivers fresh, high-quality products direct from the supplier to the customer at competitive prices. The Company’s platform combines an online storefront, proprietary supply chain management technology, established supplier relationships to create a market platform that bypasses traditional supply chains of wholesalers, distributors and retailers. Provide Commerce launched its marketplace in 1998 to sell and deliver fresh cut flowers for everyday and special occasions such as Halloween, Thanksgiving, Christmas, birthday and anniversary events through its Proflowers brand and website, www.proflowers.com. Provide Commerce also offers and fresh fruit and premium steak direct from the supplier to its customers at Cherry Moon Farms, www.cherrymoonfarms.com, and Uptown Prime, www.uptownprime.com. For more information, please visit www.providecommerce.com.

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Forward-looking Statements

Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions. These statements are based on management’s current expectations, estimates and projections about Provide Commerce and its industry and include, but are not limited to, Provide Commerce’s continued growth in its business, projected financial results, and its overall board composition. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. The risks, uncertainties and assumptions that may affect Provide Commerce, its operating results and your investments, include, but are not limited to, its ability to meet projected financial results, fluctuation in quarterly and annual results, scaling of existing infrastructure expansion of its core floral business within the floral business as well as into other perishable product categories, and its ability to attract and retain qualified board candidates, as well as the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission, available via Provide Commerce’s website at www.providecommerce.com. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.